Recom Managed Systems Completes Catheter Venture, Also Enters Asset-Purchase Agreement with TZ Medical

GREENVILLE, S.C.--(BUSINESS WIRE)--Sept. 14, 2005—

Deals to Develop State-of-the-Art Heart Catheters and Acquire Heart-Monitoring Product Line Will Provide Recom With Immediate Market Share

Recom Managed Systems (AMEX: RSY) announced today that it has entered two binding, definitive agreements with cardiac-device company TZ Medical, Inc. of Portland, Ore. Both agreements involve the acquisition of significant existing products and devices that will enhance Recom's market share during its roll-out this quarter. By expanding its market share at this early stage, the Company's proprietary and patented noise-reduction technologies will receive maximum exposure.

Showcased among its acquisitions, Recom acquired the distinguished OTC TZ Cardio Sentry event recorder, which essentially is the size of a credit card and can be carried by the patient in his or her shirt or pants pocket. This event recorder has been cleared for sale by the Food and Drug Administration and is available without prescription for over-the-counter purchase. Thus the Company is already negotiating with global, international partners to mass-distribute OTC Cardio Sentry for the benefit of the general public. Recom anticipates that its amplifier will quickly be deployed for OTC Cardio Sentry, which will have a salutary and striking effect on the way heart disease is managed, as the device and specialized amplification will be readily available for patients nationwide without prescription.

Recom acquired other devices and technologies, such as TZ's prescription CardioSentry RX event recorder, as well as the FM Demodulator, which converts the signal from event recorders to an electrocardiograph (ECG). Both of these products are FDA-cleared, as well. With Recom's technology, they will provide significant choices for patients in what is now an industry filled with guesswork. By expanding its product suite as it proceeds to market, the deal fully expands and matures the Company's product line.

The Asset Purchase Agreement also includes employment agreements with the founding partners of TZ Medical, Tom Tribou and Byron Zahler, who will continue marketing efforts for the current monitoring devices and for the next-generation products that incorporate the Recom noise-reduction technology. These employment agreements are "incentive-oriented," with compensation based upon profitable sales for Recom as the roll-out is ongoing. The Company is fortunate to have landed such experienced and visionary veterans of the industry for its go-to-market period.

Company and TZ Also Complete Catheter Joint Venture

The Company has completed its catheter joint venture with TZ Medial in furtherance of the Memorandum of Understanding announced on August 22, 2005. Not only does this enhance the Company's immediate revenue base, but the Company also will realize monitoring revenues from the devices. This opportunity was thoroughly discussed in the MOU press release on this transaction which was recently issued on August 22, 2005.

As previously announced, TZ Medical is contributing its entire line of intracardiac catheters to the joint venture, and Recom is contributing its patented and patent-pending signal-amplification and noise-reduction technologies. The companies will immediately commence development of a new state-of-the-art catheter line incorporating this technology, allowing physicians to make more accurate diagnoses and better therapeutic choices. The status of the intracardiac prototype testing will be reviewed in upcoming press releases, as Recom has already begun, and made extraordinary progress, on that development with the assistance of its renowned scientific advisory panel.

The Joint Venture for the manufacture, development and marketing of intracardiac catheters will be conducted through the creation of a limited liability corporation, to be managed and controlled by Recom.

For the first six months, TZ will receive 70 percent of profits, and Recom will receive the remainder; profits will be split equally thereafter. Significantly, this yields earnings for Recom from the day of this press release forward.

By utilizing Recom's noise-reduction technologies, the Company anticipates that physicians will be empowered to make more accurate diagnoses and better therapeutic choices.

These transactions are subject to board approval, as well as potential regulatory evaluation, approvals, other conditions, and due diligence. Notwithstanding these facts, the parties have already begun the joint venture and the asset purchase marketing roll-out, and Recom has completed initial testing on the first catheter prototype with certain of its scientific partners. The market will be quickly updated regarding the progress of that integration.

"We are excited to enter this two-pronged relationship with TZ Medical, which offers Recom yet another opportunity to use its unique, patented noise-reduction technology to help improve patient outcomes by providing physicians in the EP lab with better data during diagnostic and therapeutic procedures that utilize intracardiac catheters," said Pamela Bunes, president and chief executive officer of Recom. "We also are pleased to create further value for our shareholders through the revenue that will be generated by these agreements. Of particular interest is the OTC Cardio Sentry device, FDA approved and now owned by Recom, which provides patients with access to their own cardiovascular information over the counter at drugstores and outlets nationwide. Recom will aggressively market this device and monitor patient outcomes on a level that will be both methodical and global. As we have said, this is will be our showcase to introduce the public to the benefits of real-time, effective, cardiovascular information."

"We are delighted by the opportunity to partner with Recom, as we believe the company's technology will provide significant value for physicians who need to evaluate their patients' heart conditions," said Tom Tribou, co-founder of TZ Medical and a respected, 15-year veteran of the cardiac-monitoring industry.

About Intracardiac Catheters

An intracardiac catheter is a flexible tube that is inserted through a vein in the leg and fed into the heart. When used for diagnostic purposes, the catheter is equipped with electrodes connected to an electrocardiographic monitor that allows physicians to evaluate cardiac function, including arrhythmia, or irregular heartbeat. The physician can then predict the patient's risk for future cardiac events and determine the best therapy. With current technologies, the presence of interference (also called "noise" or "artifact") in the reading makes the true reaction of the heart to the diagnostic or clinical procedure difficult to measure.

About Cardiac Monitors

The Holter monitor currently is the most commonly used ambulatory monitoring device. Holter monitors provide a continuous recording of ECG data for 24 hours. The patient also keeps a diary of activities while wearing the Holter monitor, allowing the physician to compare the timing of any anomalies on the ECG with the activities being performed.

Cardiac-event recorders also provide continuous ECG monitoring and are used over longer time periods, typically one month. Patients may activate the recorder when they experience symptoms or, with more advanced recorders, the device may automatically activate when it senses an event, even if a patient does not realize one is occurring. Recordings may be transmitted by phone to a monitoring center or posted to a secure Web site, where physicians and trained technicians can spot problems as they occur.

About Recom Managed Systems, Inc.

Recom Managed Systems, Inc. is an emerging life-sciences company focused on the monitoring and detection of disease through continuous biomedical signal monitoring. Recom uses its patented signal technology to design and develop medical devices that simplify and reduce the costs of diagnostic testing and patient monitoring in an ambulatory setting. With its patented signal-technology platform, Recom brings clinical-quality physiological signal monitoring to the ambulatory setting.

Recom's first proprietary product, the Model 100 Heart Monitor, is an ambulatory patient heart monitor that uses patented signal-processing technology to record a clinical-quality ECG signal in the present of interference generated by the patient's body movements and ambient environment. Recom's Model 100 currently is in clinical trials at Duke University Medical Center; results are expected by year's end. The Model 100 has received 510(k) clearance from the Food and Drug Administration.

Recom Managed Systems, Inc. is traded on the American Stock Exchange under the symbol RSY. More information is located at www.recom-systems.com.

About TZ Medical, Inc.

TZ Medical was founded in 1990 by Tom Tribou and Byron Zahler to manufacture pacemaker monitors and cardiac event monitors. Tribou and Zahler both experienced successful careers at United States Surgical Corporation prior to founding TZ Medical. Tribou has 33 years' experience in healthcare sales while Zahler has spent 25 years in the healthcare industry.

TZ Medical has a primary emphasis on cardiovascular products with niche products for the cardiac catheter, interventional radiology and electrophysiology laboratories. The company sells intracardiac catheters, cardiac monitors, hemostatic products and defibrillation electrodes with 510(K) FDA approval.

Caution Regarding Forward-Looking Statements

Statements in this release that are not strictly historical are "forward-looking" statements. Forward-looking statements involve known and unknown risks, which may cause Recom's actual results in the future to differ materially from expected results. Factors which could cause or contribute to such differences include, but are not limited to, failure to complete the development and introduction of new products or services, failure to obtain federal or state regulatory approvals governing medical devices, monitoring and other related services or products, inability to obtain physician, patient or insurance acceptance of Recom's products or services, adverse equity-market conditions and declines in the value of Recom's common stock, and the unavailability of financing to complete management's plans and objectives. These risks are qualified in their entirety by cautionary language and risk factors set forth and to be further described in Recom's filings with the Securities and Exchange Commission.

Contacts:

MCS Public Relations for Recom Managed Systems
Todd Forte, 800-477-9626
toddf@mcspr.com
or
Recom Managed Systems
864-233-2300